Exhibit 23
Consent of Expert

We hereby consent to the incorporation by reference in the February 23, 2000 filing of Beautymerchant.com, Inc. on Form S-8 of our report appearing in the Company's Form 10-SB12G/A registration statement dated August 23, 1999.

/s/ Michael J. Bongiovanni
Michael J. Bongiovanni, P.A., C.P.A.
12433 Willingdon Road
Charlotte, NC  28078
Telephone: (704) 904-2390
February 23, 2000